UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2015

Cybergy Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52664	98-0534436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10333 E. Dry Creek Rd, Suite 200 Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

(303) 586-3232
(Registrant’s telephone number, including area code)

N/A
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

In a transaction, dated September 18, 2015, effective September 1, 2015, Cybergy Holdings, Inc. (the “Company”) sold an additional $500,000 of Senior Secured Convertible Notes (the “Note”) to an investor. In connection with the sale of the Note, in lieu of Additional Shares of Series C preferred stock, the Company issued the investor 1,139,200 shares of the Company’s common stock and warrants to purchase 22,784,000 shares of the Company’s common stock (the “Warrant”) at $0.10 per share before the fifth anniversary of the issuance of the Warrants. The Purchase Agreement includes certain milestones that the Company must achieve to avoid certain penalties.

The preceding description is qualified in its entirety by reference to the form Purchase Agreement,, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The form Purchase Agreement contains the form Note and form Warrant.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 18, 2015, the Company filed with the State of Nevada an amendment of its Certificate of Designation for its Series C preferred stock, approved by its Board of Directors and the holders of the majority of the shares of Series C preferred stock. Until the first anniversary of the effectiveness of Registration Statement on Form S-1 filed on May 14, 2015, the holders of the Company’s Convertible Preferred Stock will not directly or indirectly, convert, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of the Company’s convertible preferred stock.

The preceding description is qualified in its entirety by reference to the Amended Certificate of Designation, a copy of which is attached as Exhibit 3.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits

Exhibit 3.9	Amended Certificate of Designation of the Series C Preferred Stock

Exhibit 10.1	Form of Purchase Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERGY HOLDINGS, INC.

Date: September 24, 2015	By:	/s/ Bill Gregorak
Bill Gregorak
Chief Financial Officer